Chittenden Corporation
Average Balances, Interest Income and Expense, and Average Rates (Unaudited) For the Nine Months Ended September 30,



                                                            1995
                                         ---------------------------------------
                                                         Interest   Average
                                          Average          Income/   Yield/
                                          Balance (4)  Expense(1)   Rate(1)
                                         ---------------------------------------
                                                      (In Thousands)
ASSETS
Interest-Earning Assets:
  Loans (2)                                  $999,076     $70,671      9.46%
  Industrial Revenue Bonds (3)                  6,459         576     11.92
  Investments:
    Taxable                                   218,231      10,240      6.27
    Tax-Favored Debt Securities                51,584       2,600      6.74
    Tax-Favored Equity Securities              11,762         564      6.41
  Interest-Bearing Deposits in Banks              100           2      2.67
  Federal Funds Sold                           30,795       1,358      5.90
                                              -------     -------
    Total Interest-Earning Assets           1,318,007      86,011      8.73
                                                          -------
  NonInterest-Earning Assets                  115,286
  Allowance for Possible Loan Losses          (22,758)
                                              -------
    Total Assets                           $1,410,535
                                           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-Bearing Liabilities:
  Savings and Interest-Bearing
    Transactional Accounts                    595,269      16,136      3.62
  Certificates of Deposit $100,000
    and Over                                  105,070       4,033      5.13
  Other Time Deposits                         357,890      14,535      5.43
                                              -------     -------
    Total Interest-Bearing Deposits         1,058,229      34,704      4.38

  Short-Term Borrowings                        40,832       2,056      6.73
                                              -------     -------
    Total Interest-Bearing Liabilities      1,099,061      36,760      4.47
                                                          -------
NonInterest-Bearing Liabilities:

  Demand Deposits                             176,535
  Other Liabilities                            17,336
                                              -------
    Total Liabilities                       1,292,932

  Stockholders' Equity                        117,603
                                              -------
    Total Liabilities and
      Stockholders' Equity                 $1,410,535
                                           ===========
Net Interest Income                                       $49,251
                                                          =======

Interest Rate Spread (5)                                               4.25%

Net Yield on Earning Assets (6)                                        5.00%



(1)  On a fully taxable equivalent basis.  Calculated using a Federal Income
     Tax Rate of 35%.
(2)  Includes nonperforming loans
(3)  Industrial revenue bonds are included in Loans in the Financial Statements.
(4)  Average balances are based on historical amortized cost balances.
(5) Interest rate spread is the average rate earned on total interest-earning assets less the average rate paid for interest-bearing liabilities.
(6) Net yield on earning assets is net interest income divided by total interest-earning assets.


Chittenden Corporation
Average Balances, Interest Income and Expense, and Average Rates (Unaudited) For the Nine Months Ended September 30,



                                                          1994
                                         ---------------------------------------
                                                         Interest   Average
                                          Average          Income/   Yield/
                                          Balance (4)  Expense(1)   Rate(1)
                                         ---------------------------------------
                                                      (In Thousands)
ASSETS
Interest-Earning Assets:
  Loans (2)                                  $834,187     $51,121      8.19%
  Industrial Revenue Bonds (3)                 10,071         730      9.69
  Investments:
    Taxable                                   193,649       8,156      5.63
    Tax-Favored Debt Securities                37,838       1,481      5.23
    Tax-Favored Equity Securities              18,721         565      4.04
  Interest-Bearing Deposits in Banks            1,364          34      3.33
  Federal Funds Sold                           18,286         554      4.05
                                              -------     -------
    Total Interest-Earning Assets           1,114,116      62,641      7.52
                                                          -------
  NonInterest-Earning Assets                   97,349
  Allowance for Possible Loan Losses          (19,302)
                                              -------
    Total Assets                           $1,192,163
                                           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-Bearing Liabilities:
  Savings and Interest-Bearing
    Transactional Accounts                    516,816      10,097      2.61
  Certificates of Deposit $100,000
    and Over                                   61,988       1,746      3.77
  Other Time Deposits                         306,866       8,804      3.84
                                              -------     -------
    Total Interest-Bearing Deposits           885,670      20,647      3.12

  Short-Term Borrowings                        35,532       1,380      5.19
                                              -------     -------
    Total Interest-Bearing Liabilities        921,202      22,027      3.20
                                                          -------
NonInterest-Bearing Liabilities:

  Demand Deposits                             158,910
  Other Liabilities                            11,433
                                              -------
    Total Liabilities                       1,091,545

  Stockholders' Equity                        100,618
                                              -------
    Total Liabilities and
      Stockholders' Equity                 $1,192,163
                                           ===========
Net Interest Income                                       $40,614
                                                          =======

Interest Rate Spread (5)                                               4.32%

Net Yield on Earning Assets (6)                                        4.87%



(1)  On a fully taxable equivalent basis.  Calculated using a Federal Income
     Tax Rate of 35%.
(2)  Includes nonperforming loans
(3)  Industrial revenue bonds are included in Loans in the Financial Statements.
(4)  Average balances are based on historical amortized cost balances.
(5) Interest rate spread is the average rate earned on total interest-earning assets less the average rate paid for interest-bearing liabilities.
(6) Net yield on earning assets is net interest income divided by total interest-earning assets.